                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                              FIRSTAR CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                              FIRSTAR CORPORATION
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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    (4) Proposed maximum aggregate value of transaction:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

LOGO                          FIRSTAR CORPORATION

                           777 EAST WISCONSIN AVENUE
                                  P.O. BOX 532
                           MILWAUKEE, WISCONSIN 53202

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 18, 1996

To the Holders of Common Stock of
Firstar Corporation:

     The annual meeting of the shareholders of Firstar Corporation will be held in the Firstar Center, Clybourn Level, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, on Thursday, the 18th day of April 1996, at two o'clock p.m. The purposes of the meeting are:

     1. To elect 5 directors to hold office until their successors are duly elected and qualified.

     2. To transact any other business which may properly come before such meeting or any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO ITS BEING VOTED.

                                                LOGO
                                                William J. Schulz
                                                Senior Vice President
                                                and Secretary

March 15, 1996

                              FIRSTAR CORPORATION
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 1996

                        PERSONS MAKING THE SOLICITATION

     This proxy statement and the accompanying proxy card are being mailed to holders of common stock commencing on or about March 15, 1996 and are furnished in connection with the solicitation of proxies by the Board of Directors of Firstar Corporation (hereinafter referred to as "Firstar") at the expense of Firstar through the mails for use at the annual meeting of shareholders to be held April 18, 1996 at two o'clock p.m. in the Firstar Center, Clybourn Level, at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or at any adjournments thereof. Employees of Firstar may solicit proxies by telephone and in person at no extra cost to Firstar. Properly signed and dated proxies received by the Secretary of Firstar prior to or at the annual meeting will be voted as instructed thereon or, in the absence of such instruction, "FOR" Item 1 and in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is actually voted by delivery of a written notice of revocation to the Secretary of Firstar at the above-indicated address. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof.

                        VOTING PROCEDURES/VOTES REQUIRED

     A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy (including proxies reflecting abstentions or broker non-votes). Broker non-votes are shares which are represented at the meeting by proxy for which the record holder has not been granted the authority to vote on one or more proposals. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting. The five nominees for director who receive the largest number of votes cast "FOR" will be elected as directors if a quorum is present. Shares represented at the meeting for which authority to vote for a nominee for director is withheld and non-votes will not affect the determination of the outcome of the election of directors.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Holders of record of common stock of Firstar at the close of business on February 29, 1996 (the "Record Date") will be entitled to one vote for each share of common stock then held. There were 73,428,812 shares of Firstar's common stock outstanding on the Record Date.

     The following table sets forth information as of December 31, 1995 as to the "beneficial ownership" of the common stock of Firstar by all of the directors named in the proxy statement, the five most highly compensated executive officers of Firstar, and directors and all executive officers of Firstar as a group.

                                                   AMOUNT AND NATURE OF
                          NAME                    BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS(2)
          -------------------------------------   -----------------------    -------------------
          Michael E. Batten....................                800
          Chris M. Bauer(3)....................             72,059
          John A. Becker(3)....................            181,853
          Robert C. Buchanan...................                700
          George M. Chester, Jr.(4)............             16,600
          Roger H. Derusha(5)..................             31,600
          Roger L. Fitzsimonds(3)..............            254,384
          James L. Forbes......................              1,000
          Holmes Foster........................              3,858
          Jerry M. Hiegel......................             11,400
          Joe Hladky...........................              5,632
          C. Paul Johnson(3)...................            951,983                   1.3%
          James H. Keyes.......................              1,228
          James R. Lang(3).....................             88,049
          Sheldon B. Lubar(6)..................            191,176
          Daniel F. McKeithan, Jr..............             14,400
          George W. Mead II....................                800
          Guy A. Osborn........................              4,000
          Judith D. Pyle.......................              2,070
          Clifford V. Smith, Jr................                472
          Jay B. Williams......................             48,306
          William W. Wirtz(7)..................          1,423,120                   1.9%
          Aggregate for all directors and
            executive officers as a group(3)...          4,083,898                   5.6%

------------
(1) Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.

(2) Unless otherwise indicated, percentages are less than one percent. Percentage ownership as of December 31, 1995.

(3) Includes shares which have been allocated to the individual as of December 31, 1995 under Firstar's Thrift and Sharing Plan and for which the individuals have sole voting rights and investment power: Chris M. Bauer - 8,028; John A. Becker -- 18,040; Roger L. Fitzsimonds - 8,600; James R. Lang
    - 23,902; Jay B. Williams - 11,861; and all directors and executive officers as a group - 198,846. Also includes the right to acquire shares upon exercise of options granted under Firstar's stock option plan: Chris M. Bauer - 59,900; John A. Becker - 126,700; Roger L. Fitzsimonds - 189,700; C. Paul Johnson - 109,690; James R. Lang - 61,900; Jay B. Williams - 24,300 and all directors and executive officers as a group - 1,012,290.

(4) Includes 15,600 shares for which voting and investment powers are shared.

(5) Includes 1,600 shares for which voting and investment powers are shared.

(6) Includes 146,812 shares for which voting and investment powers are shared.

(7) Includes 1,392,000 shares held by companies in which Mr. Wirtz is a controlling shareholder and 18,400 shares in a pension trust.

     As of December 31, 1995, the following groups were the beneficial owners of more than 5% of Firstar's outstanding common stock:

          Firstar, through subsidiaries which conduct various fiduciary activities, held 8,996,091 shares, or 12.3% of Firstar's common stock in estates, trusts and other fiduciary accounts. Sole voting power is possessed with respect to 1,291,741 shares, while sole investment power is retained for 7,660,774 shares. Shares held in the Firstar Corporation Thrift and Sharing Plan are included as having sole investment power by virtue of the ability of Firstar to amend the plan. Included in these totals are 6,944,208 shares, or 9.5% of Firstar's common stock, held by the Firstar Corporation Thrift and Sharing Plan.

          J. P. Morgan & Co. Incorporated, through subsidiaries which conduct various fiduciary activities, held 3,761,852 shares, or 5.14% of Firstar's common stock in estates, trusts and other fiduciary accounts. Sole voting power is possessed with respect to 2,058,000 shares, while sole investment power is retained for 3,688,752 shares.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of Firstar provide that the Board of Directors of Firstar shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Each class shall hold office for a term of three years. At the annual meeting, five directors will be elected to a three-year term expiring in 1999.

     It is the intention of the persons named in the proxy, unless otherwise directed, to vote the proxies given them for the election of these nominees. All those named as nominees are presently serving as directors and, except for Messrs. Buchanan and Johnson, were elected by the shareholders. All of the nominees have consented to being named in this proxy statement and to serve if elected, and the Board of Directors has no reason to believe that any of the named nominees will be unable to act. However, if any such nominee prior to election becomes unable to serve or for good cause will not serve, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of Firstar or only for the remaining nominees. The names, ages and business experience during the past 5 years (including principal occupations and employment during that period) of the nominees, all principal positions and offices with Firstar and Board committee memberships presently held by them, and certain directorships held in other companies are set forth below. All directors not named as members of the Executive Committee of the Board of Directors are alternate members of that committee. None of the directors or executive officers are related. With the exception of Messrs. Fitzsimonds and Becker, all of the directors' business experience listed has been with organizations unaffiliated with Firstar.

                      NOMINEES FOR TERMS EXPIRING IN 1999
--------------------------------------------------------------------------------
MICHAEL E. BATTEN

     Chairman, Chief Executive Officer and a director of Twin Disc, Incorporated, Racine, Wisconsin. Manufacturer of power transmission equipment.

     He is 55 years of age and has been a director of Firstar since 1984 and is a member of the Executive, Audit-Examining, Committee on Directors and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation, Briggs & Stratton Corporation and Simpson Industries.

--------------------------------------------------------------------------------
ROBERT C. BUCHANAN

     President, Chief Executive Officer and a director of Fox Valley Corporation, Appleton, Wisconsin. Manufacturer and marketer of paper products.

     He is 55 years of age and has been a director of Firstar since 1994 and is a member of the Compensation Committee of the Board of Directors.

     He is also a director of Ariens Company, W.H. Brady Company, Charter Manufacturing Company, Kaukauna Cheese and American Forest & Paper Association and a trustee of Northwestern Mutual Life Insurance Company and Lawrence University.
--------------------------------------------------------------------------------
JAMES L. FORBES

     President, Chief Executive Officer and a director of Badger Meter, Inc. Manufacturer of flow measurement technology.

     He is 63 years of age and has been a director of Firstar since 1993 and is a member of the Compensation and Employee Benefits Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation and United Wisconsin Services.
--------------------------------------------------------------------------------
C. PAUL JOHNSON

     Former Chairman of the Board and Chief Executive Officer of First Colonial Bankshares Corporation.

     He is 64 years of age and has been a director of Firstar since 1995 and is a member of the Audit-Examining Committee of the Board of Directors. He is also a director of Firstar Bank Illinois.
--------------------------------------------------------------------------------
JAMES H. KEYES

     Chairman of the Board, President and Chief Executive Officer of Johnson Controls, Inc., Milwaukee, Wisconsin, since January 1993. Designer, manufacturer, installer and servicer of building automation systems for energy management, fire safety and security; manufacturer and marketer of batteries for energy storage and manufacturer of automotive seating and plastics. He had been President and Chief Executive Officer prior to that.

     He is 55 years of age and has been a director of Firstar since 1993 and is a member of the Audit-Examining, Committee on Directors, Executive and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee and Firstar Trust Company.

     He is also a director of Universal Foods Corporation and LSI Logic.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998
--------------------------------------------------------------------------------
ROGER H. DERUSHA

     Chairman of the Board and Director of Marinette Marine Corporation, Marinette, Wisconsin. Ship designers and builders.

     He is 65 years of age and has been a director of Firstar since 1980. He is also a director of Firstar Bank Green Bay and L.E. Jones Company of Menomonie, Michigan.

--------------------------------------------------------------------------------
JERRY M. HIEGEL

     Chairman of Hiegel Group, Inc., a private investment banking company located in Madison, Wisconsin. Retired in 1989 as Chairman of the Board of Oscar Mayer Foods Corporation, Madison, Wisconsin. Manufacturer of brand-identified processed meats.

     He is 69 years of age and has been a director of Firstar since 1983 and is a member of the Compensation, Employee Benefits and Audit-Examining Committees of the Board of Directors.

     He is also a director of Oshkosh B'Gosh, Inc. and of McCarthy Improvement Co. of Davenport, Iowa.
--------------------------------------------------------------------------------
SHELDON B. LUBAR

     Chairman of Lubar & Co., Milwaukee, Wisconsin. Investment and management firm.

     He is 66 years of age and has been a director of Firstar since 1986 and is a member of the Executive, Committee on Directors, Audit-Examining, Compensation and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee.

     He is also a director of Christiana Companies, Inc., Massachusetts Mutual Life Insurance Company, MGIC Investment Corporation, Ameritech Corporation and various private industrial companies.
--------------------------------------------------------------------------------
DANIEL F. McKEITHAN, JR.

     President and Chief Executive Officer of Tamarack Petroleum Company, Inc., Milwaukee, Wisconsin. Operator of producing oil and gas wells. Also, President and Chief Executive Officer of Active Investor Management, Inc., Milwaukee, Wisconsin. Manager of oil and gas wells; and president of AIM and Associates, an accounting firm.

     He is 60 years of age and has been a director of Firstar since 1977 and is a member of the Audit-Examining, Executive, Committee on Directors and Interstate Banking and Acquisitions Committees of the Board of Directors.

     He is also a director of Marcus Corporation and WICOR, Inc. and a trustee of Northwestern Mutual Life Insurance Company.
--------------------------------------------------------------------------------
GEORGE W. MEAD II

     Chairman of Consolidated Papers, Inc., Wisconsin Rapids, Wisconsin. Manufacturer and marketer of paper products.

     He is 68 years of age and has been a director of Firstar since 1990. He is also a director of Firstar Bank Wisconsin Rapids.

     He is also a director of Snap-on Corporation.
--------------------------------------------------------------------------------
GUY A. OSBORN

     Chairman, Chief Executive Officer and a director of Universal Foods Corporation, Milwaukee, Wisconsin. Manufacturer and marketer of food ingredients.

     He is 60 years of age and has been a director of Firstar since 1992 and is a member of the Committee on Directors, Compensation, Employee Benefits, Executive and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee.

     He is also a director of WICOR, Inc., Wisconsin Gas Co., Fleming Companies, Inc. and a trustee of Northwestern Mutual Life Insurance Company.

--------------------------------------------------------------------------------
WILLIAM W. WIRTZ

     President and a director of Wirtz Corporation, Chicago, Illinois. Diversified operations and investments.

     He is 66 years of age and has been a director of Firstar since 1980 and is a member of the Audit-Examining Committee of the Board of Directors.

     He is also a director of Consolidated Enterprises, Inc., Forman Realty Corporation, American Mart Corporation, 333 Building Corporation, Chicago Stadium Corporation, Chicago Blackhawk Hockey Team, Inc. and Alberto-Culver Company.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997
--------------------------------------------------------------------------------
JOHN A. BECKER

     President and Chief Operating Officer of Firstar.

     He is 53 years of age, has been a director of Firstar since 1989 and is a member of the Executive Committee of the Board of Directors. He is also a director of Firstar Bank Milwaukee, Firstar Trust Company, Firstar Bank Iowa, Firstar Bank Illinois and Firstar Bank of Minnesota.

     He is also a director of Giddings & Lewis Corporation, Inc.
--------------------------------------------------------------------------------
GEORGE M. CHESTER, JR.

     Partner of Covington & Burling, Washington, DC law firm.

     He is 48 years of age and has been a director of Firstar since 1988.
--------------------------------------------------------------------------------
ROGER L. FITZSIMONDS

     Chairman of the Board and Chief Executive Officer of Firstar.

     He is 57 years of age, has been a director of Firstar since 1988 and is a member of the Executive Committee and Committee on Directors of the Board of Directors. He is also a director of Firstar Bank Milwaukee and Firstar Trust Company.
--------------------------------------------------------------------------------
HOLMES FOSTER

     Former Chairman of the Board, President and Chief Executive Officer of Banks of Iowa, Inc.

     He is 69 years of age and has been a director of Firstar since 1991. He is also a director of Firstar Bank Iowa.

     He is also a director of Iowa Business Development Finance Corporation.
--------------------------------------------------------------------------------
JOE HLADKY

     President and Chief Executive Officer of the Gazette Company, Cedar Rapids, Iowa. An independent media company.

     He is 55 years of age and has been a director of Firstar since 1991 and is a member of the Audit-Examining Committee of the Board of Directors. He is also a director of Firstar Bank Iowa.

--------------------------------------------------------------------------------
JUDITH D. PYLE

     Vice Chairman, Senior Vice President-Marketing and a director of Rayovac Corporation, Madison, Wisconsin. Manufacturer and marketer of batteries and lighting products.

     She is 52 years of age and has been a director of Firstar since 1989 and is a member of the Audit-Examining Committee of the Board of Directors.

     She is also a director of Oshkosh B'Gosh, Inc. and WPL Holdings.
--------------------------------------------------------------------------------
DR. CLIFFORD V. SMITH, JR.

     President of the General Electric Fund since 1990 and Chancellor Emeritus of the University of Wisconsin-Milwaukee. He was Chancellor of the University of Wisconsin-Milwaukee from 1986 to 1990.

     He is 64 years of age and has been a director of Firstar since 1990.
--------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Firstar has various committees including standing audit (Audit-Examining Committee), nominating (Committee on Directors) and Compensation committees. The names of members on February 29, 1996 and the functions performed by such named committees are set forth below.

                           AUDIT-EXAMINING COMMITTEE

                    Members -- Sheldon B. Lubar, Chairman
                 Michael E. Batten            James H. Keyes
                 Jerry M. Hiegel              Daniel F. McKeithan, Jr.
                 Joe Hladky                   Judith D. Pyle
                 C. Paul Johnson              William W. Wirtz

Functions performed--The Audit-Examining Committee's general responsibilities include, but are not limited to, supervision and review of all matters concerning audits of Firstar by its independent auditors and internal corporate audit staff, review of all matters concerning examinations of Firstar and its subsidiary banks and companies conducted by governmental supervisory agencies and review of Firstar's Annual Report on Form 10-K and Annual Report to Shareholders. There were four meetings held during 1995.

                            COMMITTEE ON DIRECTORS

                    Members -- Sheldon B. Lubar, Chairman
             Michael E. Batten              Daniel F. McKeithan, Jr.
             Roger L. Fitzsimonds           Guy A. Osborn
             James H. Keyes

Functions performed--The Committee on Directors has the general responsibility of recommending policy as to the responsibilities, size and committee structure of the Board of Directors. It also develops recommendations as to the compensation, qualifications, tenure and selection of Board members, scheduling and content of Board meetings, and directors' and officers' liability protection. The committee considers director nominees recommended by shareholders. Any shareholder who wishes to recommend an individual for nomination as a director of Firstar should write to the Secretary of Firstar, no later than October 31 of the year preceding the annual meeting of shareholders at which directors are to be elected, identifying the individual recommended and setting forth any information which the shareholder believes will be helpful to the Committee on Directors in evaluating the qualifications of the recommended nominee. The Committee on Directors and, ultimately, the Board of Directors, reserves the sole discretion to determine the nominees named in management's proxy statement for election to the Board of Directors. There were two meetings held during 1995.

                             COMPENSATION COMMITTEE

                      Members -- Guy A. Osborn, Chairman
                 Robert C. Buchanan           Jerry M. Hiegel
                 James L. Forbes              Sheldon B. Lubar

Functions performed--The Compensation Committee has the general responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the executive officers of Firstar and its subsidiaries and any additions or modifications to the employee benefit plans administered by Firstar for the benefit of the officers and employees of Firstar and its subsidiaries. There were four meetings held during 1995.

     The Board of Directors held five meetings during 1995. All directors, with the exception of Messrs. Forbes, Keyes and Ms. Pyle, attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which they have been a director) and (2) the total number of meetings held by all committees of the Board on which they served (during the periods that they served). Mr. Forbes, Mr. Keyes and Ms. Pyle attended 67%, 64% and 44% of their respective total meetings during 1995.

     Following the election at the annual meeting, there will be nineteen directors of Firstar Corporation. No person shall be eligible to be elected or re-elected as a member of the Board of Directors if he or she reached the age of seventy (70) years, and any director who reaches the age of seventy (70) years shall resign from the Board of Directors as of the last day of the calendar quarter in which such director's seventieth birthday falls. The Board of Directors may authorize a change to the foregoing retirement provision.

                             DIRECTOR COMPENSATION

     The directors of Firstar are compensated for all services as a director in the following manner: An annual retainer fee of $17,000 is paid each director at the rate of $4,250 per quarter. An annual retainer fee of $4,000 is paid to the chairman of the Audit-Examining Committee at the rate of $1,000 per quarter. A $1,400 fee is paid for attendance at each regularly scheduled or special meeting of the Board, a $1,400 fee is paid for attendance at meetings of the Executive or Interstate Banking and Acquisitions Committees, and a $800 fee is paid committee members for attendance at regularly scheduled or special meetings of all other committees of the Board. Directors of Firstar who are also directors of subsidiaries of Firstar also receive fees from such subsidiaries for services as directors on their boards. Firstar has a deferred compensation plan under which directors may elect to defer payment of such fees. Those directors who are officers of Firstar or its subsidiary banks receive no fees from Firstar or the subsidiary banks for services as directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table presents data with respect to the five most highly compensated executive officers for each of the years in the three-year period ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                   -------------------------------------------------
                                                                                      AWARDS
                                       ANNUAL COMPENSATION         LONG-TERM    -------------------
    NAME AND PRINCIPAL            ------------------------------   INCENTIVE    STOCK    RESTRICTED     ALL OTHER
          POSITION         YEAR    SALARY     BONUS     OTHER(1)     PAYOUT     OPTION     STOCK     COMPENSATION(2)
-------------------------- ----   --------   --------   --------   ----------   ------   ----------  ---------------
Roger L. Fitzsimonds
  Chairman of the Board... 1995   $617,000   $349,900               $427,400    46,300                   $55,600
  Chairman of the Board... 1994    595,000    303,900                138,100    38,100                    53,500
  Chairman of the Board... 1993    548,000    378,900                144,200    22,500                    49,300
John A. Becker
  President............... 1995    452,000    238,000                290,900    28,000                    40,600
  President............... 1994    435,000    206,800                 88,700    23,100                    39,100
  President............... 1993    405,000    257,800                 90,000    15,200                    36,400
Chris M. Bauer
  Chairman of Firstar Bank
    Milwaukee............. 1995    291,000    146,500                164,400    11,100                    26,200
  Chairman of Firstar Bank
    Milwaukee............. 1994    280,000    115,600                 50,000     9,200                    21,000
  Chairman of Firstar Bank
    Milwaukee............. 1993    259,000    149,000                 52,400     9,000                    19,400
James R. Lang
  Chairman of the Board
    Firstar Corp. of
    Iowa.................. 1995    260,000    108,700                128,400     9,900                    23,400
  Chairman of the Board
    Firstar Corp. of
    Iowa.................. 1994    250,000     89,500                 44,700     8,200                    22,500
  Chairman of the Board
    Firstar Corp. of
    Iowa.................. 1993    233,000    105,100                 46,900     8,000                    20,600
Jay B. Williams
  President of Firstar
    Bank Illinois......... 1995    235,000    119,300    64,960                  9,900                    17,600
  Executive Vice President
    of Firstar Bank
    Milwaukee............. 1994    181,000     60,300    80,525                  5,200                    13,600

------------
(1) Aggregate amount of other annual compensation does not exceed the lesser of $50,000 or 10% of executive officer's salary and bonus with the exception of Mr. Williams. Included in Mr. Williams other compensation payments were club membership and initiation fees of $61,900 in 1995 and relocation costs of $72,000 in 1994.

(2) Amounts shown represent payments made under Firstar's Thrift and Sharing Plan which consist of both contributions to the plan and cash payments made to the executive officer to offset Internal Revenue Code limitations.

     The following table presents information about stock options granted during 1995 to the five named executive officers.

                          STOCK OPTION GRANTS IN 1995

                                                        INDIVIDUAL GRANTS
                                       ----------------------------------------------------
                                       NUMBER OF     PERCENT OF
                                       SECURITIES   TOTAL OPTIONS
                                       UNDERLYING    GRANTED TO      EXERCISE    EXPIRATION       GRANT DATE
                NAME                    OPTIONS       EMPLOYEES       PRICE         DATE       PRESENT VALUE(1)
------------------------------------   ---------    -------------    --------    ----------    ----------------
Roger L. Fitzsimonds................     46,300          9.3%        $ 27.375      2/19/05         $318,081
John A. Becker......................     28,000          5.6           27.375      2/19/05          192,360
Chris M. Bauer......................     11,100          2.2           27.375      2/19/05           76,257
James R. Lang.......................      9,900          2.0           27.375      2/19/05           68,013
Jay B. Williams.....................      9,900          2.0           27.375      2/19/05           68,013

------------
(1) Present value is determined as of the grant date, January 19, 1995, using the Black-Scholes Model. This is a theoretical value for the stock options which was constructed with the following underlying assumptions: a 10 year expected period to time of exercise; a risk free rate of return of 7.8% ; an expected dividend yield of 4.4%; and a volatility factor of 21.0%. The amount realized from a stock option ultimately depends on the market value of the stock at a future date.

     The following table presents information concerning stock options exercised during 1995. Also shown is information on unexercised stock options as of December 31, 1995.

              STOCK OPTIONS EXERCISED IN 1995 AND YEAR-END VALUES

                                  1995                     TOTAL NUMBER OF                  TOTAL VALUE OF
                         -----------------------             UNEXERCISED               UNEXERCISED IN-THE-MONEY
                           SHARES                     OPTIONS HELD AT 12/31/95         OPTIONS HELD AT 12/31/95
                         ACQUIRED ON     VALUE      -----------------------------    -----------------------------
         NAME             EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------------  -----------    --------    -----------     -------------    -----------     -------------
Roger L. Fitzsimonds...          0             0      118,000           71,700       $ 2,132,838       $ 627,375
John A. Becker.........          0             0       83,300           43,400         1,516,050         379,750
Chris M. Bauer.........     11,000       215,188       42,666           17,234           757,603         150,798
James R. Lang..........          0             0       36,133           15,367           638,952         134,461
Jay B. Williams........      1,500        39,750       21,333           13,367           378,077         116,961

     The following table presents information on Long-Term Incentive Awards granted to the named executives during 1995. Estimated future payouts are predicated upon the achievement of Firstar return on equity goals in relation to peer group banking companies. The achievement of peer group median return on equity will represent threshold; peer group 70th percentile will represent target and peer group 90th percentile will represent maximum payout. The award is designated in shares of stock. These performance shares are valued at the end of the three year period based upon the market value of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a dividend equivalent for the performance period.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1995

                                                                            ESTIMATED FUTURE PAYOUTS
                                                                          UNDER NON-STOCK PRICE BASED
                                            TARGET      PERFORMANCE                  PLANS
                                           NUMBER OF       PERIOD       --------------------------------
                  NAME                       UNITS      UNTIL PAYOUT    THRESHOLD     TARGET     MAXIMUM
----------------------------------------   ---------    ------------    ---------     ------     -------
                                                                               (NUMBER OF UNITS)
Roger L. Fitzsimonds....................     11,418        3 Years        5,709       11,418     17,127
John A. Becker..........................      7,769        3 Years        3,885        7,769     11,654
Chris M. Bauer..........................      4,389        3 Years        2,195        4,389      6,584
James R. Lang...........................      3,429        3 Years        1,715        3,429      5,144
Jay B. Williams.........................      3,429        3 Years        1,715        3,429      5,144

     The following table presents estimated annual benefits payable under Firstar's pension plans based upon years of service.

REMUNERATION     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35+ YEARS
------------     --------     --------     --------     --------     ---------
 $  250,000      $ 64,290     $ 85,715     $107,145     $128,570     $ 150,000
    500,000       128,580      171,430      214,290      257,140       300,000
    750,000       192,870      257,145      321,435      385,710       450,000
  1,000,000       257,160      342,860      428,580      514,280       600,000
  1,250,000       321,450      428,575      535,725      642,850       750,000
  1,500,000       385,740      514,290      642,870      771,420       900,000

     The remuneration covered by the plan includes salary and one-half of bonus and long-term incentive cash payments. The final average compensation is based on average compensation during the highest five consecutive years in the last ten years prior to retirement. The annual benefit amounts listed in the table are subject to a reduction equal to one-half of the Social Security benefit at the time of retirement. The years of service of the named executives are as follows: Mr. Fitzsimonds--31 years, Mr. Becker--28 years, Mr. Bauer--26 years, Mr. Lang--28 years and Mr. Williams--22 years. An agreement has been entered into with an executive officer other than the named executives, whereby his pension will be credited for up to ten additional years of service upon retirement.

     Estimated annual benefits listed in the table are based on the terms of the Pension Plan in effect as of December 31, 1995 and assume payment in the form of a straight-life annuity beginning at age 65 without reduction for the election of a joint and survivor annuity or for any limitation on maximum annual benefits or compensation under the Internal Revenue Code. In the event that any such reduction occurs, the named persons will receive benefits in the amount of such reduction under certain supplemental retirement plans maintained by Firstar. Any supplemental benefits are payable out of the general assets of Firstar.

                             EMPLOYMENT AGREEMENTS

     Firstar has identical Key Executive Employment and Severance Agreements with Messrs. Fitzsimonds, Becker, Bauer, Lang, Williams and others. The agreements would come into effect upon a change in control of Firstar as defined in the agreements. The employment period under each agreement is the earlier of the third anniversary of the change in control or the executive's sixty-fifth birthday. If, during the employment period, the executive officer's employment is ended through (1) termination by Firstar without cause or (2) termination by the executive officer for good reason based upon a breach of the agreement by Firstar or a significant adverse change in the executive officer's responsibilities, then a termination payment will be made to the executive. The agreements provide that such payment will be equal to three times the sum of the executive's annual salary plus an amount attributable to annual incentive compensation equal to a target payment under such plans. If any portion of the termination payment constitutes an excess parachute payment, as defined in the Internal Revenue Code, and is subject to an excise tax, Firstar shall pay to the executive the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Additional provisions assure the payment of other accrued benefits regardless of the reason for termination. Upon a change in control of Firstar, as defined in the plan, the executive is entitled to a lump sum cash payment equivalent to the present value of the projected benefits under certain supplemental retirement plans.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overall Policy

     Firstar's executive compensation objective is to closely link compensation with corporate and individual performance in a manner which, through recognizing the marketplace practices of other banking companies, will retain and attract executives who can lead Firstar to achieve the long-term goals of its shareholders. Toward the end of achieving this objective, Firstar has an executive compensation program which directly ties a significant portion of total executive compensation to Firstar's financial performance in relation to its peer group and to the appreciation in its stock price.

     The Compensation Committee has adopted the following statements of philosophy which provide the foundation for Firstar's executive compensation program:

     1. Pay-for-Performance--the total compensation program will have a strong pay-for-peformance relationship.

     2. Total Compensation--over time, total compensation relative to peers will be consistent with performance relative to peers; in any one year, the pay-performance match may lead or lag the peer group.

     3. Total Cash Compensation--total cash compensation (base salary plus annual incentive compensation) will be established conservatively with no incentives paid for less than median performance.

     4. Base Salaries--base salary midpoints will be established consistent with the median of the peer group; actual base salaries will reflect performance and experience within a competitive range.

     5. Emphasis on Short-Term and Long-Term--emphasis will be placed on both short-term (annual) and long-term performance; strong performance must be achieved by Firstar each year as well as over the long-term.

     6. Emphasis on Financial Performance versus Shareholder Value--for short-term performance, emphasis will be placed on rewarding financial performance; however, shareholder value will be the measure of performance over the long-term.

     Each year the Compensation Committee carefully reviews each component of the executive compensation program. This review includes an assessment of the total compensation opportunities provided by Firstar's program in relation to both the compensation being paid by peer banking companies and the financial performance of those peers. The peer group used by Firstar for all of its financial performance comparisons, including its reports to the investment community, represents U.S. commercial banking companies ranging in total asset size from $10-$25 billion. It is data from this same peer group which the Compensation Committee uses to gauge the comparative compensation levels of Firstar's executive group. This peer banking group is also the same peer banking group referred to in the performance graph at the bottom of page 17 which portrays Firstar's performance as measured by return on equity. The performance graph at the top of page 17 measures Firstar's total shareholder return against the S&P 500 Stock Index and the KBW Index, which is a banking industry index comprised of 50 companies representing all money center banks and most major regional banks as maintained by Keefe, Bruyette and Woods, Inc.

     For a number of years, the Committee has engaged an independent consultant (an international accounting firm with significant experience in executive compensation matters) to review the executive compensation program and the resultant compensation earned by the senior executives.

     The 1995 consultant's report, as reviewed by the Compensation Committee in April 1995, concluded:

        Firstar's 1994 total compensation position supports the stated compensation philosophy

        - Target cash compensation (base salary plus annual incentive compensation) overall aligns with the peer medians, but is generally conservative given the premium performance required for target incentives

        - Actual incentives earned for 1994 performance generally approached median practices in the peer group

        - Target total compensation (cash compensation plus long-term compensation) is positioned at highly competitive levels and reflects the desired pay-for-performance linkage

        - Actual 1994 total compensation levels were slightly below the peer medians

        The principal components of Firstar's executive compensation program are base salary, an annual incentive compensation plan, a three-year performance share plan, and a stock option program. The Compensation Committee determines these components individually for each of the 16 executives who comprised Firstar's senior executive group in the first quarter of 1995, which is where these components are annually established. This group includes each of the five individuals whose compensation is analyzed in this proxy statement. In determining the compensation of these executives, other than the chief executive officer, the Committee is generally guided by the recommendations of the chief executive officer. However, it does independently approve the remuneration of all 16 executives on an individual basis.

     Base Salaries

     A base salary grade and range has been established for the job of each executive officer. Base salary grade midpoints are established consistent with the median of the peer group and the internal evaluation of the responsibilities of each position.

     In accordance with its annual procedure, at its January 1995 meeting, the Compensation Committee approved an overall percentage increase of base salaries for the executive officer group based on the following:

     1. The results of published compensation surveys for the executive base salary increase projections for the financial services industry in general (these surveys are broad based and not peer group specific).

     2. The financial performance of Firstar for the preceding year both absolutely and relatively vs. its peer group of U.S. commercial banking companies as represented by such measures of profitability and asset quality as a return on equity, return on assets, net loan charge-offs, non-performing assets and efficiency ratio. The Committee noted Firstar's strong capital position, exceptionally low charge-offs, a decline in non-performing assets, and a substantial improvement in the efficiency ratio to 60.6%. Return on assets and return on equity were down from the preceding year, but nevertheless reflect very good performance.

     The overall base salary increase percentage approximated the median of the salary surveys. Within this overall limit, the CEO recommended to the Committee base salary adjustments for each executive (exclusive of the chief executive officer) based upon his assessment of the executive's performance relative to the executive's goals and objectives. The Committee noted that the overall executive base salary increase percentage was identical to the base salary increase percentage for non-executive employees. In addition, promotion increases were made for four executives.

     In administering the base salary of the chief executive officer in 1995, the Committee considered Firstar's most recent annual absolute and relative performance, his ongoing leadership, the relationship of his base salary to job grade midpoint and industry salary surveys. As a result, the chief executive officer's base salary was increased by 3.9% in 1995.

     Annual Incentive Compensation Plan

     Firstar's executive officers are eligible for an annual incentive award. Performance objectives are established each year. These objectives are based on Firstar's return on equity and the performance of the executive's own business unit. For the 16 executives comprising the senior executive group in 1995, at least 50% of the award (with the exception of one officer where it was 25%), ranging up to 100% for the corporation's chief executive officer and the corporation's chief operating officer, is tied directly to Firstar's return on common equity in comparison to the $10-$25 billion peer group. The goal for this component of the Annual Incentive Compensation Plan is set in a manner which does not compensate for below median performance; the Committee believes that (1) performance is relative, and (2) no incentives should be paid unless relative performance is at least equal to the median. Further, even if performance is better than median, the Committee can elect to eliminate all executive awards if Firstar's return on common equity does not exceed 12%.

     Firstar's annual incentive compensation is a target bonus plan where target represents a percentage of the salary grade midpoint of the executive's job grade. For the 16 executives comprising the senior executive group in 1995, this target percentage ranges from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's position. The bonus earned is based on performance and ranges from a threshold of 50% of target to a maximum of 150% of target. The Committee has determined that to earn a threshold level of bonus on the corporate performance factor, which for the chief executive officer and the chief operating officer is the only factor, requires a return on common equity equal to the median of the peer group. Performance below the median of the peer group would result in no bonus being earned on the corporate performance factor. To earn a target bonus, performance at the 70th percentile is required. To earn a maximum bonus, performance at the 90th percentile is required. For 1995, Firstar's return on equity was adjusted to exclude the amount of any one-time restructuring charges incurred as the result of the acquisition of companies or any one-time gains realized as the result of the disposition of any lines of business.

     The performance measures other than Firstar's return on equity which comprise a portion of the Annual Incentive Compensation Plan for those officers below the level of the chief executive officer and the chief operating officer are established specific to each executive's business function including, for example, net income and return on assets of the specific unit managed by the executive, net charge-offs and non-performing asset levels of the unit, expense management, specific project attainments, and other factors. Performance is measured against target goals to determine payments.

     In 1995, Firstar achieved a return on equity of 16.86% based upon recurring net income in accordance with the Compensation Committee directives. Based on the formula used in the plan, the chief executive officer earned a 1995 bonus of $349,866, which equaled 114% of target. Payments to the other executives for this factor also equaled 114% of target. Performance in 1995 by executives with respect to their other factors, which varied from officer to officer, ranged from 118% to 150%.

     Three-Year Performance Share Plan

     In 1993, Firstar implemented a new three-year performance share plan for its senior executives. This plan, developed by the independent consultant retained by the Committee, modified the three-year performance bonus plan which ended at year-end 1994. The modifications were intended to address in part the concern that Firstar's compensation for senior executives was lagging competitive levels based upon its high level of performance and to better tie long-term incentive compensation to both internal financial performance and shareholder value.

     The performance share plan retained the target feature of the performance bonus plan. Under the revised plan, for the 16 executives comprising the senior executive group, the target percentage ranges from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's job. In order for an executive to receive target payout, Firstar must achieve a three-year return on common equity equal to the 70th percentile performance by its peer group. Threshold payout, which is equal to 50% of target payout, requires a three-year return equal to the peer median performance and maximum payout, which is equal to 150% of target payout, requires a 90th percentile performance compared with peers. If Firstar achieves less than median performance, all performance share awards are forfeited. Further, if return on common equity of Firstar falls below 12% for the three-year period, regardless of comparative peer performance, the Committee may cancel all performance share awards.

     For the awards made in 1993, performance share awards were divided into two parts consisting of performance-restricted shares of Firstar common stock and an equal number of phantom performance-restricted shares payable in cash. The total number of performance and phantom restricted shares awarded to an executive was equal to the maximum award computed based upon the applicable percentage of salary range midpoint for the executive, as described above, divided by the price of one share of Firstar common stock on the date of grant. Following the end of the three-year performance period, the number of performance shares and phantom shares, if any, earned by executives will be determined based upon Firstar's performance compared with its peer group. Firstar will then remove the restrictions on the performance shares earned and will pay executives in cash for an equal number of earned phantom shares. The balance of the unearned performance shares are forfeited. Executives will also receive payment in an amount equal to the dividends payable by Firstar during the three-year performance period on an equal number of shares of common stock as the total of earned performance and phantom shares.

     The performance period for the 1993 performance share plan ended on December 31, 1995. Based on the formula used in the plan, the chief executive officer earned a three-year bonus at the end of 1995 of $427,429, which equaled 111% of target. Each of the other participants also received a payment equal to 111% of target.

     For awards made in 1994, the form of the award was modified following shareholder approval in 1994 of the amended Incentive Stock Plan for Key Employees. The incentive compensation opportunity provided by the plan is unchanged from that described above. For awards made in 1994, a Performance Account was established for each participant. The Performance Account is designated in shares of stock whereby the number of shares in each participant's account represents a target percentage applicable to each participant's job grade, up to 50% for the chief executive officer, multiplied by the job grade midpoint and divided by the fair market value of a share of stock on the date of the award. At the end of the three-year period, the number of shares of stock actually earned and credited to the participant's account will be determined based upon Firstar's performance compared with its peer group as described in the second paragraph of this section. The target number of performance shares that could be earned in the three-year period by the chief executive officer and the other 14 executives receiving awards in 1994 are 9,649 and 37,566, respectively. The performance shares are valued at the end of the performance period based upon the market price of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a cash amount equal to the dividends paid during the performance period on a number of shares equal to the number of performance shares earned.

     For awards made in 1995, a Performance Account was established for each participant. The Performance Account is designated in shares of stock whereby the number of shares in each participant's account represents a target percentage applicable to each participant's job grade, up to 50% for the chief executive officer, multiplied by the job grade midpoint and divided by the fair market value of a share of stock on the last business day of 1994. At the end of the three-year period, the number of shares of stock actually earned and credited to the participant's account will be determined based upon Firstar's performance compared with its peer group as described in the second paragraph of this section. For 1995, Firstar's return on equity was adjusted to exclude the amount of any one-time restructuring charges incurred as the result of the acquisition of companies or any one-time gains realized as the result of the disposition of any lines of business. The target number of performance shares that could be earned in the three-year period by the chief executive officer and the other 15 executives receiving awards in 1995 are 11,418 and 47,927, respectively. The performance shares are valued at the end of the performance period based upon the market price of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a cash amount equal to the dividends paid during the performance period on a number of shares equal to the number of performance shares earned.

     If the executive leaves Firstar for reasons other than retirement, disability or death prior to the end of the three-year term of the awards, the award is forfeited. A prorated payment is made in the event of retirement, death or disability. The value of these awards is affected by both the relative performance of Firstar vs. its peers over the three-year period as well as the value of Firstar stock at the end of that period.

     Stock Options

     Stock options are designed to provide a direct long-term link between executive compensation and shareholder interests. Options are granted with an exercise price equal to the market value of the common stock on the date of the grant. If the stock price does not increase, the option is worthless. The option period is 10 years and one month from the date of grant.

     Under Firstar's 1988 Incentive Stock Plan approved by shareholders, stock options are granted to executive officers. The Compensation Committee utilizes a grant value formula to award shares under this program. The grant value, which represents the number of shares multiplied by the exercise price, is a percentage of the midpoint of the executive's job grade. For the 16 executives comprising the senior executive group, the 1995 grant values ranged from 90% of the participant's salary grade point up to 200% of the salary grade midpoint for the chief executive officer's job. Based on this formula, the chief executive officer was granted stock options for 46,300 shares in 1995. While Firstar employs a formula approach to the granting of stock options, in the event of poor corporate performance, the Committee could elect not to award options. In the judgment of the Committee, based upon the absolute and relative performance of Firstar as discussed in the Base Salary section above, Firstar's performance warranted granting of options in 1995.

     Deductibility of Executive Compensation

     As noted in this report, Firstar has developed a comprehensive program directly linking executive compensation to Firstar's financial performance in order to retain and attract executives who can lead Firstar to achieve shareholder goals. To the extent achieving these goals is consistent with favorable tax treatment under Section 162(m) of the Internal Revenue Code, the Compensation Committee is committed to making awards under the executive compensation plans that will qualify for the performance-based tax expense deduction.

     Conclusions

     The Compensation Committee believes that the programs described above, driven by its statement of philosophy, provide a direct link between executive compensation and Firstar's financial performance and resultant stock price appreciation.

     Compensation Committee Members:

                                    Guy A. Osborn, Chairman
                      Robert C. Buchanan                James L. Forbes
                      Jerry M. Hiegel                   Sheldon B. Lubar

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Osborn, Forbes, Hiegel, Lubar and McKeithan were the only persons who served on the Compensation Committee of the Board of Directors of Firstar during 1995.

                               PERFORMANCE GRAPHS

     The following graph shows the cumulative return on a $100 investment in Firstar common stock over a five year period. Also shown for comparison is the performance of the KBW 50 Index and the S&P 500 Stock Index. The KBW 50 Index is a banking industry comprised of 50 companies representing all money center banks and most major regional banks as maintained by Keefe, Bruyette and Woods, Inc.

                     COMPARISON OF 5-YEAR CUMULATIVE RETURN
                  FIRSTAR, S&P 500 STOCK INDEX, & KBW 50 INDEX
                          (WITH DIVIDEND REINVESTMENT)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           FIRSTAR         S&P 500         KBW 50
1990                                       100             100             100
1991                                     177.4          130.48          158.27
1992                                     238.5          140.41          201.68
1993                                     238.1          154.56          212.85
1994                                     217.8           156.6          201.99
1995                                     334.3          215.45          323.52

     The following graph depicts the return on common equity of Firstar as compared to the median and top quartile performance of its peer group. The peer group consists of all domestic bank holding companies ranging in size from $10-$25 billion as obtained from Thomson BankWatch, Inc., a nationally recognized banking industry consultant. This peer group measurement of return on equity is used in the determination of bonus and long-term incentive plan awards to executive officers as described in the previous section entitled Board Compensation Committee Report on Executive Compensation.

                     COMPARISON OF RETURN ON COMMON EQUITY

      MEASUREMENT PERIOD                           PEER TOP
    (FISCAL YEAR COVERED)           FIRSTAR        QUARTILE       PEER MEDIAN
1990 (1)                                  16.4            14.5            12.7
1991 (1)                                  15.9            15.3            12.8
1992 (1)                                  17.4            17.1            14.2
1993 (1)                                  18.6            18.1            15.8
1994 (1)                                    17            17.1            15.9
1995 (2)                                  16.9            16.5            14.9

(1) Firstar's data is not restated for pooling of interests acquisitions.
(2) Return on equity excludes certain expenses for purposes of executive compensation calculations which increased the return on equity from 15.11% to 16.86%.
(3) Peer group data is for $5 to $10 billion companies in 1990 and $10 to $25 billion in 1991 to 1995.

                      ADDITIONAL INFORMATION ON MANAGEMENT

     During the past year, all of the directors and officers and one or more of their associates were customers of and had business transactions with one or more bank subsidiaries of Firstar. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.

     Section 16 of the Securities Exchange Act requires Firstar's executive officers, directors and more than ten percent shareholders and certain trusts affiliated with such persons ("Insiders") to file with the Securities and Exchange Commission and Firstar reports of their ownership of Firstar securities. Based upon written representations and copies of reports furnished to Firstar by Insiders, all Section 16 reporting requirements applicable to Insiders during 1995 were satisfied on a timely basis except that C. Paul Johnson, a director, filed an amended report to include 2,114 shares of Firstar common stock held for him by an employee benefit plan and William W. Wirtz, a director, amended a report filed in 1990 to include 2,000 shares of Firstar common stock acquired by a profit sharing plan of a company controlled by him.

                     SHAREHOLDER PROPOSALS AND DISCUSSIONS

     If any shareholder of Firstar wishes to submit a proposal to be included in next year's proxy statement and acted upon at the annual meeting of Firstar to be held in 1997, the proposal must be received by the Secretary of Firstar at the principal executive offices of Firstar, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, prior to the close of business on November 29, 1996. Firstar's By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors, (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and
(3) the request to call a special meeting of shareholders. Any shareholder who wishes to take such action should obtain a copy of these By-Laws and may do so by written request addressed to the Secretary of Firstar at the principal executive offices of Firstar.

                             SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit-Examining Committee, has selected KPMG Peat Marwick LLP as Firstar's independent auditors for 1996. The firm has served Firstar as auditors during the previous year. Representatives of KPMG Peat Marwick LLP are expected to be present at the shareholders' meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised orally at the meeting.

                                    GENERAL

     The management does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of Firstar. The receipt of any report which may be submitted to the meeting is not to constitute approval or disapproval of any matters referred to in such report or reports. Firstar's Form 10-K annual report, including financial statements for the year ended December 31, 1995, has been provided with this notice of the 1996 annual meeting and proxy statement.

     By order of the Board of Directors.

                                          LOGO
                                          William J. Schulz
                                          Senior Vice President and Secretary

March 15, 1996

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A RETURN ENVELOPE IS PROVIDED.

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PROXY NO.                                             FIRSTAR                                   NO. OF SHARES

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION INDICATED, WILL BE VOTED
FOR NOMINEES FOR DIRECTOR NAMED IN ITEM 1.


Dated:_________________________ , 1996                _______________________________________________________

                                                      _______________________________________________________
                                                                      Stockholder'(s) Sign Here

                                                      Please sign exactly as your name appears hereon, giving
                                                      your full title if signing as attorney or fiduciary.
                                                      If shares are held jointly, each joint owner should sign.
                                                      If a corporation, please sign in full corporate name, by
                                                      duly authorized officer.  If a partnership, please sign
                                                      in partnership name by authorized person.

PLEASE RETURN PROMPTLY IN ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.


===================================================================================================================


                                                        FIRSTAR CORPORATION
                                      777 East Wisconsin Avenue, Milwaukee, Wisconsin  53202
                                        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Roger L. Fitzsimonds, John A. Becker and William J. Schulz and each of them, proxies of the undersigned with power of substitution, to vote all stock of the undersigned at the annual meeting of the shareholders of Firstar Corporation, to be held on April 18, 1996, at 2:00 P.M., and any adjournments thereof, as indicated below:
--------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

 1. ELECTION OF     FOR all nominees listed below                  WITHHOLD AUTHORITY
    DIRECTORS       (except as marked to the                       to vote for all nominees
                    contrary below)                _______         listed below              _______

    NOMINEES FOR TERM EXPIRING IN 1999:  Michael E. Batten, Robert C. Buchanan, James L. Forbes,
                                         C. Paul Johnson, James H. Keyes


    (INSTRUCTION:  To withhold authority to vote for any individual nominee, cross out that nominee's name)


 2. With discretionary power upon any and all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.


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